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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Western Water Company:

We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading "Experts" in the Prospectus.


Harlan & Boettger


San Diego, California
August 16, 1996

                                  EXHIBIT 23.1